Exhibit 10.20.3

AMENDMENT TO
MACY’S, INC. DEFERRED COMPENSATION PLAN
The Macy’s, Inc. Deferred Compensation Plan (the “Plan”) is hereby amended, effective as of July 1, 2015 and in order to allow the Company to make a lump sum distribution of a Participant’s Account if its balance does not exceed a certain amount, by amending Section 7.4 of the Plan in its entirety to read as follows:
7.4    Accelerated Distribution. The time or schedule of any payment due under the Plan shall not be accelerated excepted as permitted in regulations and administrative guidance issued under Section 409A of the Code. Consistent with the immediately preceding sentence, the following paragraphs of this subsection 7.4 apply to the distribution of certain small balances under the Plan.
(a)    Accelerated Distribution of Small Amounts. Notwithstanding the provisions of subsections 7.1, 7.2, and 7.3 hereof, if the vested balance of the Participant’s entire Account is less than $15,000 as of the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company (or, if the Participant is, on the date on which the Participant separates from service with the Company, a Specified Employee, the later of the first day of the first March that begins after the end of the Plan Year in which the Participant separates from service with the Company or the date immediately following the date which is six months after the date he or she separates from service with the Company), then the vested balance of the Participant’s entire interest in the Plan shall be paid in one lump sum payment made as of such date and the Participant’s interest in the Plan shall thereupon be completely ended.
(b)    Limited Cashouts Permitted. Notwithstanding any other provision of this Section 7, the Company may elect, in its sole discretion and without the Participant's consent (or the consent of the Participant’s Beneficiary, if applicable), to cash-out the balance of a Participant’s subaccounts in accordance with the provisions of this subsection 7.4(b).
(1)    Cash-out of Deferred Basic Salary and Incentive Award Payment Portion of Account. The Company may elect, in its sole discretion and without the Participant’s consent (or the consent of the Participant’s Beneficiary, if applicable), to pay the portion of a Participant’s Account that is attributable to deferred Basic Salary and Incentive Award Payments in one lump sum at any time so long as (a) the Company’s exercise of discretion to cash-out such amount is evidenced in writing no later than the date of such payment; (b) the payment results in the termination and liquidation of (i) the Participant’s entire interest in the Plan relating to Basic Salary and Incentive Award Payments and (ii) all other amounts deferred under any under other plans or arrangements and required to be aggregated with such amounts under Treasury Regulation Section 1.409A-1(c)(2); (c) the payment does not exceed the applicable dollar amount under Code Section 402(g)

(1)(B); and (d) the payment does not violate the provisions of subparagraph (3) below.
(2)    Cash-out of Company Match Portion of Account. The Company may elect, in its sole discretion and without the Participant’s consent (or the consent of the Participant’s Beneficiary, if applicable), to pay the vested portion of a Participant’s Account that is attributable to Company match amounts in one lump sum at any time so long as (a) the Company’s exercise of discretion to cash-out such amount is evidenced in writing no later than the date of such payment; (b) the payment results in the termination and liquidation of (i) the Participant’s entire interest in the Plan relating to Company match amounts and (ii) all other amounts deferred under any under other plans or arrangements and required to be aggregated with such Company amounts under Treasury Regulation Section 1.409A-1(c)(2); (c) the payment does not exceed the applicable dollar amount under Code Section 402(g)(1)(B); and (d) the payment does not violate the provisions of subparagraph (3) below.
(3)    Application of Cashout Rules to Specified Employees. Notwithstanding subparagraphs (1) and (2) of this subsection 7.4(b), if a Participant separates from service with the Company and is a Specified Employee on his or her date of separation from service, no accelerated payment shall be made under this subsection 7.4(b) to such Participant during the period beginning on his or her date of separation from service and ending on the date that is six months after such date of separation from service, except as permitted under Treasury Regulation Section 1.409A-3(i)(2).
IN ORDER TO EFFECT THE FOREGOING PLAN REVISIONS, the sponsor of the Plan hereby signs this Plan amendment, effective for all purposes as of July 1, 2015.
MACY’S, INC.

By:     /s/ William Tompkins

Title:     SVP, HR & Total Rewards

Date:      6/17/15

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